UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 13, 2005, Article III, Section 3.2 of the First Amended and Restated Bylaws of UTStarcom, Inc., a Delaware corporation (the “Company”) were amended to decrease the size of the board of directors (the “Board”) from seven to six directors.

Item 8.01 Other Events.

At the annual meeting of the stockholders of the Company held on May 13, 2005, the Company’s stockholders elected Larry D. Horner and Allen Lenzmeier as Class II directors of the Company to serve for a term expiring on the date on which the annual meeting of stockholders is held in the year 2008, and ratified the appointment of PricewaterhouseCoopers LLP as the Independent Registered Accounting Firm of the Company.  The proposal set forth in the Company’s proxy statement dated April 18, 2005 to approve an equity incentive plan was withdrawn.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1 First Amended and Restated Bylaws of UTStarcom, Inc., as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: May 16, 2005	By:	/s/ Hong Liang Lu
	Name:	Hong Liang Lu
	Title:	President and
Chief Executive Officer